ILLINOIS TOOL WORKS INC.
                     PHANTOM STOCK PLAN FOR NON-OFFICER DIRECTORS

The Plan set forth herein shall be known as the "Non-Officer Directors' Phantom Stock Plan". Illinois Tool Works Inc. is hereinafter referred to as ITW.

     1. ELIGIBILITY. Each member of ITW's Board of Directors who is not an officer of ITW shall be eligible to participate in the Plan and shall be known for the purposes of this Plan as an "eligible director."

     2. PURPOSE. The purpose of the Plan is to enable ITW to attract and retain as members of its Board of Directors persons who are not officers of ITW, but whose experience and judgement are a valuable asset to ITW. It is also intended to provide for the equivalent of additional stock ownership to align the interests of the non-officer (employee) directors with those of the stockholders.

     3. GRANT OF PHANTOM STOCK UNITS. Except for six eligible directors who are within ten years of retirement as of the Effective Date, all eligible directors present and future shall have their phantom stock accounts credited with one thousand phantom stock units, with each unit having a value at any time equal to the current market value of a share of ITW Common Stock. Five of the six eligible directors who are within ten years of retirement as of the Effective Date shall be credited with one thousand seven hundred thirteen phantom stock units and the other director
            (as identified by the Board) with one thousand seventy-five units.

     4. PLAN ADMINISTRATION. The Plan shall be administered under the direction of the Corporate Secretary of ITW. Each phantom stock account will be maintained by ITW Corporate accounting, and annual statements will be issued reflecting current account balances adjusted for dividend reinvestment and market value changes.

     5. DIVIDENDS. Whenever ITW declares a dividend on ITW the Common Stock, a dividend award shall be made to all eligible directors as of the date of payment of the dividend. The dividend award for an eligible director shall be determined by multiplying the phantom stock units credited to the eligible director's account on the date of payment by the amount of the dividend paid on the ITW Common Stock. The dividend award shall be converted into phantom stock units by dividing the award by the closing market price of a share of ITW Common Stock as of the dividend payment date.

     6. ADJUSTMENTS. In the event of a stock dividend on the ITW Common Stock, or any split up or combination of shares of the ITW Common Stock, or other change therein, appropriate adjustment shall be made to the phantom stock units in each eligible director's phantom stock account so as to give effect, to the extent practicable, to such change in ITW's capital structure.


     7. DISTRIBUTION OF PHANTOM STOCK ACCOUNT. An eligible director will be eligible for a cash distribution from his/her phantom stock account at retirement, death or approved

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            resignation.  This distribution will be in the form of a lump sum or ten annual installments as elected by the eligible director at the time that this Plan was implemented or upon appointment to the Board of Directors for future participants. The distribution will take place as soon as practical but no later than 60 days following the date of retirement, death or approved resignation. Any such election may be changed by the eligible director no less than twenty-four months prior to the first distribution to the director; any change made less than twenty-four months prior to the actual date as of which distributions are to commence shall be considered void and distributions shall thereafter commence pursuant to the director's initial election. For installments, the payment on each distribution date shall be an amount equal to the value of the phantom stock
            units   credited  to  the  eligible   director's   account  on  such
            distribution date, divided by the number of installments remaining to be paid. The value of the phantom stock units to be distributed is determined by multiplying the market value of a share of ITW Common Stock on the distribution date by the number of such phantom stock units.

     8. BENEFICIARY DESIGNATION. Each eligible director or former eligible director entitled to payment from a phantom stock account may name any person or persons to whom the value of such director's phantom stock account shall be paid in the event of his/ her death. Each designation will revoke all prior designations, shall be in writing and in a form prescribed by the Corporate Secretary of ITW, and will be effective only when filed during the eligible director's or former eligible director's lifetime with the Corporate Secretary of ITW. If the director shall have failed to name a beneficiary, or if the named beneficiary dies before receiving payment of the entire balance in such director's phantom stock account, payment of the remaining balance shall be made in a lump sum to the legal representative of the estate of the director or named beneficiary, as applicable.

     9.     MISCELLANEOUS

            (a) Establishment of this Plan and coverage hereunder of any person shall not be construed to confer any right on the part of such person to be nominated for reelection to the Board of Directors or to be reelected to the Board of Directors.

            (b) No eligible director may assign, pledge or encumber his/her interest under the Plan, or any part thereof, except that an eligible director may designate a beneficiary as provided in Paragraph 8 or may elect to assign his/her phantom stock interests to a family trust or family partnership. However, under the "assignment of income" tax doctrine, any distributions of the assigned phantom stock interests would still be taxable to the eligible director as ordinary income.



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            (c)     No eligible  director or beneficiary shall have any interest in ITW's assets by reason of his/her participation in the Plan. It is intended that ITW merely has a contractual obligation to make payments when due hereunder and it is not intended that ITW hold any funds in reserve or trust to secure payments hereunder.

     10. AMENDMENT ON TERMINATION. This Plan may be amended or terminated at any time by the Board of Directors; provided, however, that no such amendment or termination may, without the consent of the eligible director, or his/her beneficiary in the case of his/her death, reduce the right of the eligible director, or his/her beneficiary as the case may be, to any payment under the Plan.

     11. CORPORATE CHANGE. Notwithstanding the provisions of Paragraph 7, each eligible the value of director's phantom stock account shall be distributed immediately to the director or his/her beneficiary in the event of a Corporate Change. "Corporate Change" shall mean (i) a dissolution of ITW, (ii) a merger, consolidation, or reorganization of ITW with any other corporation after which the holders of ITW Common Stock immediately prior to the effective date thereof hold less than 70% of the outstanding common stock of the surviving or resulting entity, (iii) a sale of all or substantially all of the assets of ITW to any person or entity other than a wholly owned subsidiary,
            (iv) any person or group of persons, other than the Smith family trusts as described in ITW's proxy statement, or entity becomes the beneficial owner, directly or indirectly, of more than 30% of the outstanding ITW Common Stock, or (v) the individuals who, as of the close of most recent annual meeting of ITW's stockholders, are members of the Board of Directors (the "Existing Directors") cease for any reason to constitute more than 50% of the Board of Directors; provided, however, that if the election, or nomination for election, by ITW's stockholders of any new director was approved by a vote of at least 50% of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board of Directors (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

     12. GOVERNING LAW. This Plan shall be construed, administered and governed in all respects under and by the laws of the state of Illinois.

     13. EFFECTIVE DATE. This Plan shall become effective on the date of its adoption by the Board of Directors of ITW.

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